 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	May 22, 2012
(Date of earliest event reported)

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective May 22, 2012, The First National Bank of Ottawa (the “Bank”), the wholly-owned banking subsidiary of First Ottawa Bancshares, Inc., entered into a formal written agreement (the “Written Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).

The Written Agreement requires the Bank to take affirmative actions to improve its practices relating to insider lending, loan risk ratings and allowance for loan and lease losses (“ALLL”) methodology. A summary of the specific commitments contained in the Written Agreement are as follows:

•	Extensions of Credit to Insiders. The Bank is prohibited from extending any credit, including the payment of overdrafts, directly or indirectly to an insider, unless: (i) the extension of credit is approved in advance by the disinterested members of the Bank’s board of directors; and (ii) the Bank’s board of directors adopts a written statement explaining why such extension of credit is advantageous for the Bank and that the action complies with all applicable laws. An “insider” is any executive officer, director, or principal shareholder, and includes any related interest of such a person.
•	Loan Risk Rating System. The Bank’s board of directors must ensure that the Bank’s internal risk ratings of commercial or agricultural credit relationships (each, a “covered relationship”), as assigned by responsible loan officers and by any independent loan reviewer, are timely, accurate and consistent with applicable regulatory credit classification criteria. Moreover, the Bank’s board of directors must ensure that any covered relationship with a high probability of payment default or other well-defined weakness is rated no better than Substandard, unless the debt is secured by marketable securities or cash.
•	Allowance for Loan and Lease Losses. The Bank is required to review and revise its ALLL methodology in accordance with applicable regulatory guidelines and generally accepted accounting principles and to develop and adopt a written program for the maintenance of an adequate ALLL.

The Bank’s management and board of directors are committed to taking the necessary actions to fully address the provisions of the Written Agreement within the timeframes identified therein.

A copy of the Written Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Written Agreement set forth above does not purport to be complete and is qualified by reference to the full text of the Written Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement by and between The First National Bank of Ottawa and the Office of the Comptroller of the Currency, effective May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2012	FIRST OTTAWA BANCSHARES, INC.

	By:	/s/Joachim J. Brown
	Name:	Joachim J. Brown
	Title:	President and Chief Executive Officer